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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94141) pertaining to the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. of our report dated June 27, 2002, with respect to the financial statements and supplemental schedule of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



Ernst & Young, LLP
San Juan, Puerto Rico

June 27, 2002


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated June 19, 2001 on our audit of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. as of December 31, 2000, appearing in this Annual Report on Form 11-K.



Deloitte & Touche, LLP
San Juan, Puerto Rico

June 28, 2002